Exhibit 99.1

WM Technology, Inc. Reports Fourth Quarter and Full Year 2025 Financial Results

Fourth Quarter 2025 Revenue of $43.1 million and Full Year Revenue of $174.7 million
Sustains Consecutive Quarters of Adjusted EBITDA Profitability and Achieves Full Year Net Income Profitability
Appoints Nick Rellas to the Company’s Board of Directors

Irvine, Calif. -- March 12, 2026 -- WM Technology, Inc. (“WM Technology” or the “Company”) (Nasdaq: MAPS), a leading marketplace and technology solutions provider to the cannabis industry, today announced its financial results for the fourth quarter and year ended December 31, 2025.
“2025 was another demanding year for the cannabis industry, with pressure in mature markets and cautious spending across much of the ecosystem,” said Doug Francis, CEO and Chairman of WM Technology. “Against that backdrop, we remained focused on supporting our clients, improving the quality and utility of our platform, and managing the business with discipline. As we look ahead, we believe our marketplace position and strong balance sheet position us well to navigate near-term volatility while continuing to invest for long-term growth.”
“Our fourth quarter and full-year results reflect the continued macro and industry-specific pressures facing cannabis operators, as well as the resilience of our business model,” said Susan Echard, Chief Financial Officer of WM Technology. “We enter 2026 with a strong liquidity position, which provides us the flexibility to make targeted investments in the business while maintaining a disciplined approach to capital allocation.”
The Company also announced that Nick Rellas has been appointed to its Board of Directors, effective March 5, 2026. Mr. Rellas brings extensive experience building and scaling consumer marketplaces in regulated industries. He is the co-founder and former CEO of Drizly, which pioneered retail-to-consumer alcohol e-commerce prior to its sale to Uber. Mr. Rellas is the founder and CEO of Greater Industries Labs, Inc.
Fourth Quarter 2025 Financial Highlights
•Revenue for the fourth quarter ended December 31, 2025 was $43.1 million, compared to $47.7 million in the prior year period. The decrease from the prior year period was driven by continued challenges across core markets, where ongoing pricing pressure continued to compress client operating margins and constrain marketing budgets.
◦Average monthly paying clients(1) were 5,120, compared to 5,225 in the prior year period. The decrease from the prior year period was largely due to churn in more established markets, partially offset by new client acquisitions across certain developing markets.
◦Average monthly revenues per paying client(2) of $2,804 decreased from $3,041 in the prior year period. The decrease from the prior year period was due to spend declines in established markets driven by continued industry challenges, such as price deflation and ongoing consolidation. In addition, new clients acquired across certain markets had lower levels of average spend.
•Net loss was $5.0 million, compared to net income of $3.7 million in the prior year period.
•Adjusted EBITDA(3) decreased to $10.4 million from $11.9 million in the prior year period.
Fiscal Year 2025 Financial Highlights

•Revenue of $174.7 million decreased from $184.5 million in the prior year. The decrease from the prior year was driven by continued headwinds across core markets, where ongoing pricing pressure and price deflation continued to compress client operating margins and constrain marketing budgets.
◦Average monthly paying clients(1) of 5,190 was up from 5,077 in the prior year. The increase from the prior year period was largely due to new client acquisitions across certain developing markets, partially offset by a churn in more established markets.
◦Average monthly revenues per paying client(2) of $2,805 decreased from $3,029 in the prior year. The decrease from the prior year period was due to spend declines in established markets driven by continued industry challenges, such as price deflation and ongoing consolidation. In addition, new clients acquired across certain markets had lower levels of average spend.
•Net income decreased to $3.3 million from $12.2 million in the prior year.
•Adjusted EBITDA(3) decreased to $39.8 million from $42.9 million in the prior year.
•Total shares outstanding across Class A and Class V Common Stock were 157.8 million as of December 31, 2025.
•Cash increased to $62.4 million as of December 31, 2025, as compared to $52.0 million as of December 31, 2024.
Reconciliations of GAAP to non-GAAP financial measures have been provided in the tables included in this release.
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(1)Average monthly paying clients are defined as the average of the number of paying clients billed in a month across a particular period (and for which services were provided).
(2)Average monthly revenues per paying client is defined as the average monthly revenues for any particular period divided by the average monthly paying clients in the same respective period.
(3)For further information about how we calculate EBITDA and Adjusted EBITDA as well as limitations of their use and a reconciliation of EBITDA and Adjusted EBITDA to net income (loss), see “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA” below.
Business Outlook
Based on information available as of March 12, 2026, the Company expects first quarter 2026 revenue to decline by mid- to high-single digit percentages sequentially from the fourth quarter. Given the Company’s focus on investing opportunistically across the business, and the potential variability in the timing of these investments, the Company will not be providing Adjusted EBITDA guidance at this time. The Company remains committed to maintaining a strong balance sheet and financial discipline.
The guidance provided above is only an estimate of what we believe is realizable as of the date of this release. This guidance assumes that no business acquisitions, investments, restructurings, or legal settlements are concluded in the period. Our results are based on assumptions that we believe to be reasonable as of this date, but may be materially affected by many factors, as discussed below in “Forward-Looking Statements.” Actual results may vary from the guidance and the variations may be material. We undertake no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.
Investor Conference Call and Webcasts
We will host a conference call and webcast today, Thursday, March 12, 2026, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) at https://edge.media-server.com/mmc/p/voj36wk8. A webcast replay will also be archived at ir.weedmaps.com.
We have used, and intend to continue to use, the investor relations portion of our website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About WM Technology
Founded in 2008, WM Technology operates Weedmaps, a leading cannabis marketplace for consumers, as well as a broad set of eCommerce and compliance software solutions for cannabis businesses and brands in U.S. state-legal markets. WM Technology holds a strong belief in the power of cannabis and the importance of enabling safe, legal access to consumers worldwide.
Over the past 18 years, the Weedmaps marketplace has become a premier destination for cannabis consumers to discover and browse cannabis-related products, access daily dispensary deals, order ahead for pick-up and delivery by participating retailers (where applicable) and learn about the plant. The Company also offers eCommerce-enablement tools designed to help cannabis retailers and brands reach consumers, create business efficiency, and manage industry-specific compliance needs.
Headquartered in Irvine, California, the Company is committed to advocating for full U.S. legalization, industry-wide social equity, and continued education about the plant through key partnerships and cannabis subject matter experts. Visit us at www.weedmaps.com.
Forward-Looking Statements
This press release includes “forward-looking statements” regarding the Company’s future business expectations which involve risks and uncertainties. Forward looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including the Company’s financial and business performance, including key business metrics and any underlying assumptions thereunder; market opportunity and the Company’s ability to acquire new clients and retain existing clients; expectations and timing related to commercial product launches; success of the Company’s go-to-market strategy; the Company’s ability to scale its business and expand its offerings; the Company’s competitive advantages and growth strategies; the Company’s future capital requirements and sources and uses of cash; the impact of the material weaknesses in the Company’s internal controls and ability to remediate these material weaknesses in the timing the Company anticipates, or at all; the Company’s ability to maintain its listing on the Nasdaq Stock Market LLC; the outcome of any known and unknown litigation and regulatory proceedings; changes in domestic and foreign business, market, financial, political and legal conditions; the effect of macroeconomic conditions, including but not limited to inflation, tariffs, public health crises, uncertain credit and global financial markets, past and potential future disruptions in access to bank deposits or lending commitments due to bank failures, current and potential future geopolitical events, including the military conflicts between Russia and Ukraine and in the Middle East, and the occurrence of a catastrophic event, including but not limited to severe weather, war, or terrorist attack; future global, regional or local economic and market conditions affecting the cannabis industry; the development, effects and enforcement of and changes to laws and regulations, including with respect to the cannabis and hemp industries; the Company’s ability to successfully capitalize on new and existing cannabis markets, including its ability to successfully monetize its solutions in those markets; the Company’s ability to manage future growth; the Company’s ability to effectively anticipate and address changes in the end-user market in the cannabis industry; the Company’s ability to develop new products and solutions, bring them to market in a timely manner, and make enhancements to its platform; the Company’s ability to maintain and grow its two-sided marketplace, including its ability to acquire and retain paying clients; the Company’s ability to continue to collect on outstanding receivables; the Company’s ability to realize the expected benefits of any strategic acquisitions; the effects of competition on the Company’s future business; the Company’s success in retaining or recruiting, or changes required in, officers, key employees or directors; cyber-attacks and security vulnerabilities; the possibility that the Company may be adversely affected by other economic, business or competitive and those factors discussed in the Company’s Annual Report for the fiscal year ended December 31, 2025, on Form 10-K filed with the Securities and Exchange Commission on March 12, 2026. If any of these risks materialize or these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Use of Non-GAAP Financial Measures
Our financial statements, including net income (loss), are prepared in accordance with principles generally accepted in the United States of America (“GAAP”).
To provide investors with additional information regarding our financial results, we have disclosed EBITDA and Adjusted EBITDA, both of which are non-GAAP financial measures that we calculate as net income (loss) before interest, taxes and depreciation and amortization expense in the case of EBITDA and further adjusted to exclude stock-based compensation, change in fair value of warrant liability, legal settlements and other legal costs, loss contingency, asset impairment charges, reduction in force, change in the TRA liability and other non-cash, unusual and/or infrequent costs in the case of Adjusted EBITDA. Below we have provided a reconciliation of net income (loss) (the most directly comparable GAAP financial measure) to EBITDA; and from EBITDA to Adjusted EBITDA.
We present EBITDA and Adjusted EBITDA because these metrics are a key measure used by our management to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of investment capacity. Accordingly, we believe that EBITDA and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
Each of EBITDA and Adjusted EBITDA has limitations as an analytical tool, and you should not consider any of these non-GAAP financial measures in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and
•EBITDA and Adjusted EBITDA do not reflect tax payments that may represent a reduction in cash available to us.
Because of these limitations, you should consider EBITDA and Adjusted EBITDA alongside other financial performance measures, including net income (loss) and our other GAAP results.

WM TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share data)

	December 31,
	2025	2024
Assets
Current assets
Cash	$62,401	$51,966
Accounts receivable, net	14,619	10,060
Prepaid expenses and other current assets	7,900	7,486
Total current assets	84,920	69,512
Property and equipment, net	24,986	24,075
Goodwill	61,274	68,368
Intangible assets, net	1,510	1,952
Right-of-use assets	12,219	14,695
Other assets	5,758	3,264
Total assets	$190,667	$181,866
Liabilities and Equity
Current liabilities
Accounts payable and accrued expenses	$23,962	$20,102
Deferred revenue	5,499	5,433
Operating lease liabilities, current	3,922	3,492
Tax receivable agreement liability, current	2,658	1,406
Warrant liability, current	195	—
Total current liabilities	36,236	30,433
Operating lease liabilities, non-current	22,631	26,601
Tax receivable agreement liability, non-current	—	3,006
Warrant liability, non-current	—	585
Other long-term liabilities	—	1,174
Total liabilities	58,867	61,799
Stockholders’ equity
Preferred Stock - $0.0001 par value; 75,000,000 shares authorized; no shares issued and outstanding at December 31, 2025 and December 31, 2024	—	—
Class A Common Stock - $0.0001 par value; 1,500,000,000 shares authorized; 109,990,343 shares issued and outstanding at December 31, 2025 and 99,033,110 shares issued and outstanding at December 31, 2024	11	10
Class V Common Stock - $0.0001 par value; 500,000,000 shares authorized, 47,852,652 shares issued and outstanding at December 31, 2025 and 54,319,542 shares issued and outstanding at December 31, 2024	5	5
Additional paid-in capital	112,076	92,941
Accumulated deficit	(54,917)	(56,879)
Total WM Technology, Inc. stockholders’ equity	57,175	36,077
Noncontrolling interests	74,625	83,990
Total equity	131,800	120,067
Total liabilities and equity	$190,667	$181,866

WM TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share data)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Revenues	$43,069	$47,670	$174,704	$184,514

Costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	2,194	2,290	8,833	9,019
Sales and marketing	10,230	10,050	38,869	40,424
Product development	6,191	8,071	28,136	36,426
General and administrative	18,939	19,053	76,929	70,602
Depreciation and amortization	3,547	3,637	13,394	13,278
Asset impairment charges	7,777	—	7,777	—
Total costs and expenses	48,878	43,101	173,938	169,749
Operating income	(5,809)	4,569	766	14,765
Other income (expense), net
Change in fair value of warrant liability	390	(195)	390	—
Change in tax receivable agreement liability	(127)	(1,287)	333	(2,773)
Other income	586	603	1,867	241
Income before income taxes	(4,960)	3,690	3,356	12,233
Provision (benefit) for income taxes	71	(26)	93	46
Net income (loss)	(5,031)	3,716	3,263	12,187
Net income (loss) attributable to non-controlling interests	(1,459)	1,365	1,301	4,548
Net income (loss) attributable to WM Technology, Inc.	$(3,572)	$2,351	$1,962	$7,639

Class A Common Stock:
Basic income (loss) per share	$(0.03)	$0.02	$0.02	$0.08
Diluted income (loss) per share	$(0.03)	$0.02	$0.02	$0.08

Class A Common Stock:
Weighted average basic shares outstanding	108,870,824	97,778,402	106,572,365	96,254,679
Weighted average diluted shares outstanding	108,870,824	98,726,850	108,217,313	97,103,304

WM TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Years Ended December 31,
	2025	2024
Cash flows from operating activities
Net income	$3,263	$12,187
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,394	13,278
Change in fair value of warrant liability	(390)	—
Change in tax receivable agreement liability	(333)	2,773
Amortization of right-of -use lease assets	2,477	3,769
Asset impairment charges	7,777	—
Stock-based compensation	7,776	9,221
Loss contingency	2,324	—
Gain on lease termination	—	(109)
Provision for credit losses	4,377	38
Changes in operating assets and liabilities:
Accounts receivable	(8,936)	1,060
Prepaid expenses and other current assets	(1,097)	(1,516)
Other assets	(1,552)	1,032
Accounts payable and accrued expenses	582	996
Deferred revenue	66	(485)
Operating lease liabilities	(3,540)	(5,568)
Net cash provided by operating activities	26,188	36,676

Cash flows from investing activities
Capitalized software and expenditures	(12,685)	(11,637)
Net cash used in investing activities	(12,685)	(11,637)

Cash flows from financing activities
Distributions to non-controlling interests	(1,916)	(7,682)
Taxes paid related to net share settlement of equity awards	(3)	(4)
Proceeds from repayment of related party note	273	379
Tax receivable agreement payment	(1,422)	(116)
Net cash used in financing activities	(3,068)	(7,423)

Net increase in cash	10,435	17,616
Cash – beginning of year	51,966	34,350
Cash – end of year	$62,401	$51,966

WM TECHNOLOGY, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Net income (loss)	$(5,031)	$3,716	$3,263	$12,187
Provision (benefit) for income taxes	71	(26)	93	46
Depreciation and amortization expenses	3,547	3,637	13,394	13,278
Interest income	(487)	(91)	(1,799)	(422)
EBITDA	(1,900)	7,236	14,951	25,089
Stock-based compensation	1,407	2,049	7,776	9,221
Change in fair value of warrant liability	(390)	195	(390)	—
Loss Contingency(1)	—	—	2,324	—
Asset impairment charges(2)	7,777	—	7,777	—
Legal settlements and other legal costs(3)	3,405	1,151	6,863	5,836
Reduction in force(4)	—	—	879	—
Change in tax receivable agreement liability	127	1,287	(333)	2,773
Adjusted EBITDA	$10,426	$11,918	$39,847	$42,919
(1) Represents loss contingency related to the shortfall under the AWS minimum commitment obligation. See Note 6, “Commitments and Contingencies” to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal year December 31, 2025 filed with the SEC for additional information.
(2) Represents $7.1 million in goodwill impairment and $0.7 million in impairment charges related to capitalized implementation costs. See Note 8, “Goodwill and Intangible Assets,” and Note 9, “Prepaid Expenses and Other Current Assets,” to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal year December 31, 2025 filed with the SEC for additional information.
(3) As of December 31, 2025, includes legal and advisory fees related to among other things, ongoing litigation related to shareholder class action and derivative actions, and as of December 31, 2024, includes legal and advisory fees related to the SEC enforcement matter and SEC settlement. See Note 6, “Commitments and Contingencies” to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal year December 31, 2025 filed with the SEC for additional information.
(4) Represents severance charges included in general and administrative expense in the audited consolidated statement of operations, related to certain reduction in force actions taken by our management. These reduction in force actions are designed to enhance operational efficiency and align resources with strategic priorities in its corporate technology and marketing divisions.

Contacts

Investor Relations:

investors@weedmaps.com

Media Contract:

press@weedmaps.com